Exhibit 2.2

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: secretaryofstate.biz

Articles of Exchange (PURSUANT TO NRS 92A.200) Page 1
Filed in the office of /s/ Ross Miller Ross Miller Secretary of State State of Nevada	Document Number 00002536721-96
Filing Date and Time 12/24/2009 12:10 PM
Entity Number E0824012006-7

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE FOR OFFICE USE ONLY

Articles of Exchange
(Pursuant to NRS Chapter 92A - excluding 92A.200(4b))

1)
Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than two constituent entities, check box  ☐ and attach an 8 1/2" x 11 " blank sheet listing the entities continued from article one.

Covenant Group Holdings Inc.
Name of acquired entity

Delaware	Corporation
Jurisdiction	Entity type*

and,
Covenant Group Holdings Inc.
Name of acquired entity

Delaware	Corporation
Jurisdiction	Entity type*

2)	The undersigned declares that a plan of exchange has been adopted by each constituent entity (NRS 92A.200).

* Corporation, non-profit corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust.

FILING FEE: $350.00

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: secretaryofstate.biz

Articles of Exchange (PURSUANT TO NRS 92A.200) Page 2

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE FOR OFFICE USE ONLY

3)
Owner's approval (NRS 92A.200) (options a b,or c must be used for each entity) (if there are more than two constituent entities, check box ☐ and attach an 8 112".x 11 " blank sheet listing the entities continued from article three):

(a) Owner's approval was not required from

Name of acquired entity, if applicable

And, or;

Name of acquired entity, if applicable

  (b) The plan was approved by the required consent of the owners of

Covenant Group Holdings Inc.
Name of acquired entity, if applicable

And, or;
Covenant Group Holdings Inc.
Name of acquired entitiy, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, an exchange must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the exchange.

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: secretaryofstate.biz

Articles of Exchange (PURSUANT TO NRS 92A.200) Page 3

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE FOR OFFICE USE ONLY

  (c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of exchange has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of exchange is required by the articles of incorporation of the domestic corporation.

Name of acquired entity, if applicable

And, or;

Name of acquired entity, if applicable

4)	Location of Plan of Exchange (check a or b):

☐	(a) The entire plan of exchange is attached;

Or,

☑
(b)The entire plan of exchange is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: secretaryofstate.biz

Articles of Exchange (PURSUANT TO NRS 92A.200) Page 4

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE FOR OFFICE USE ONLY

5)	Effective date (optional)* : upon filing

6)
Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)**

(if there are more than four merging entitles, check box ☐ and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity.):

Covenant Group Holdings Inc.
Name of acquired entity

X	President	12/24/2009
Signature	Title	Date

Covenant Group Holdings Inc.
Name of acquired entity

X	President	12/24/2009
Signature	Title	Date

*An exchange takes effect upon filing the articles of exchange or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

*"The articles of exchange must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.